For Immediate Release
   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Inc. Prices Public Offering of Common Stock

HOUSTON, September 18, 2014 – Gastar Exploration Inc. (“Gastar”) (NYSE MKT: GST) announced today that it has priced 17,000,000 shares of its common stock, par value $0.001 per share, at a price to the public of $6.25 per share, in a public offering pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. In connection with the offering, Gastar has granted the underwriters a 30-day option to purchase up to an additional 2,550,000 shares of common stock. Gastar expects to receive net proceeds of approximately $101.2 million (or approximately $116.4 million if the underwriters exercise their option to purchase additional shares), after deducting estimated fees and expenses (including underwriting discounts and commissions).
Gastar intends to use the net proceeds from the offering to repay all of the outstanding borrowings under its revolving credit facility, to fund its drilling and development program and for general corporate purposes. Gastar expects the offering to close on September 24, 2014, subject to customary closing conditions.
Barclays Capital Inc., Johnson Rice & Company L.L.C. and Wells Fargo Securities, LLC are acting as joint bookrunners for the offering and Tudor, Pickering, Holt & Co. Securities, Inc. and Imperial Capital, LLC are acting as joint lead managers for the offering.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
A copy of the prospectus supplement and accompanying base prospectus relating to these securities may be obtained, when available, from:
Barclays Capital Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
email: barclaysprospectus@broadridge.com
telephone: (888) 603-5847

Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, Louisiana 70113
email: ecm@jrco.com
telephone: (800) 443-5924

Wells Fargo Securities, LLC
Attention: Equity Syndicate Department
375 Park Avenue
New York, New York 10152
email: cmclientsupport@wellsfargo.com
telephone: (800) 326-5897
You may also obtain these documents at no charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.
About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. In Oklahoma, Gastar is currently pursuing development within the primarily oil-bearing reservoirs of the Hunton Limestone horizontal play and will test other prospective formations on the same acreage, including the Woodford Shale and the Meramec Shale (middle Mississippi Lime), which Gastar refers to as the Mid-Continent Stack Play. In West Virginia, Gastar is continuing the development of liquids-rich natural gas in the Marcellus Shale and is beginning to drill the dry gas Utica Shale play on its acreage.
Safe Harbor Statement and Disclaimer
This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or third-party consents;

risks relating to our ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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